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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 6, 2004 relating to the financial statements of Australian Railroad Group Pty Ltd as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, which appears in Genesee & Wyoming Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.



Ernst & Young
/s/ Ernst & Young

Perth, Australia
May 3, 2004